Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2023, in Amendment No. 1 to the Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-267982) and related Prospectus of PishPosh, Inc. dated October 11, 2023.

/s/ Morison Cogen LLP
Blue Bell, Pennsylvania
October 11, 2023